NEWSRELEASE

NASDAQ-GM — “TEAM”

FOR IMMEDIATE RELEASE, MONDAY, AUGUST 4, 2008

TechTeam Global Announces New Leader for its Government Services Business Unit

Industry Veteran with Proven Success Driving Profitable Growth Selected as President of TechTeam Government Solutions, Inc.

SOUTHFIELD, MICHIGAN, August 4, 2008…TechTeam Global, Inc. (NASDAQ: “TEAM”), a worldwide provider of information technology (IT), enterprise support and business process outsourcing services, today announced that David Kriegman has been named president of its wholly-owned subsidiary, TechTeam Government Solutions, Inc.

“We selected David based on his depth of experience, track record of entrepreneurial growth and solid reputation as a leader in this industry,” said Gary J. Cotshott, president and chief executive officer of TechTeam Global. “I look forward to working with David as we continue to scale TechTeam Government Solutions with a focus on serving the public sector through innovative service offerings, an agile, responsive approach to helping our customers, and service delivery excellence.”

Kriegman has 30 years of leadership experience providing full information systems life cycle services and solutions to government and industry. Most recently, he served as president of Command Federal, a provider of next generation networking services. Prior to that, Kriegman was with SRA International for 23 years and held various senior leadership positions in the company. In his last role with SRA, Kriegman served as executive vice president and chief operating officer with profit and loss responsibility for all operations of SRA’s $1 billion business. During his tenure in that role, SRA achieved average annual revenue growth of 20 percent.

“I am delighted to have the opportunity to lead TechTeam Government Solutions and I believe this organization has an exciting future,” said Kriegman. “With an impressive list of great customers, high quality service delivery, talented employees, compelling service offerings, and the ability to draw on the resources and commercial best practices of our global parent company, TechTeam Government Solutions is well positioned in the market. I look forward to building on this foundation through intense customer focus, solid execution and a strategy that will drive continued growth and profitability.”

Kriegman will lead a successful government services business that grew 46 percent in 2007 and has received numerous contract awards in 2008. Earlier this year, TechTeam Government Solutions was among nine companies awarded a government-wide indefinite-delivery, indefinite-quantity contract with the General Services Administration called USA Contact, which has a total potential value of $2.5 billion.

 Global Headquarters
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

Government Solutions Headquarters
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions

European Headquarters
Zweefvliegtuigstraat 10 Rue du planneur - 1130 Brussels - Belgium • Telephone +32 2 620 20 20 • Fax +32 2 726 05 45
www.techteam.eu

NEWSRELEASE

About TechTeam Government Solutions, Inc.

TechTeam Government Solutions, Inc., a wholly-owned subsidiary of TechTeam Global, Inc., is based in Chantilly, Virginia. The company collaborates with federal, state and local governments to provide comprehensive IT lifecycle support in the areas of infrastructure, information assurance, managed services and application services. For information about TechTeam Government Solutions, Inc., please call 800-275-1177 or visit www.techteam.com/governmentsolutions.

About TechTeam Global, Inc.

TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 800-522-4451 or visit our Web sites at www.techteam.com and www.techteam.eu. TechTeam’s common stock is traded on the NASDAQ Global Market under the symbol “TEAM.”

Safe Harbor Statement

With the exception of statements regarding historical matters and statements regarding the Company’s current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Statements concerning such forward-looking matters may be identified by the use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions. Actual results, performance or achievements could differ materially from these forward-looking statements. Specifically, the experience and past performance of a new officer does not guarantee the future performance of the individual in the future. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.

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Contacts:

TechTeam Government Solutions, Inc. David Haas (703) 956-8164 david.haas@techteam.com	Boscobel Marketing Communications Jessica Klenk (301) 588-2900 Ext. 121 jklenk@boscobel.com	Boscobel Marketing Communications Michael Rudd (301) 588-2900 Ext. 115 mrudd@boscobel.com

Global Headquarters
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

Government Solutions Headquarters
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions

European Headquarters
Zweefvliegtuigstraat 10 Rue du planneur - 1130 Brussels - Belgium • Telephone +32 2 620 20 20 • Fax +32 2 726 05 45
www.techteam.eu